EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN
RICHARD A. BIANCO AND AMBASE CORPORATION

THIS AMENDMENT is entered into this 20th day of January 2023 by and between Richard A. Bianco (the “Executive” or “Mr. Bianco”) and AmBase Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company and the Executive entered into an employment agreement dated March 30, 2006 as amended (the “2007 Employment Agreement”), pursuant to which the Executive is employed by the Company as Chairman, President and Chief Executive Officer for an employment period ending May 31, 2023; and

WHEREAS, the parties hereto desire by this writing to amend the Employment Agreement to extend the term of Mr. Bianco’s employment to May 31, 2028, or such shorter period as mutually agreed to.

NOW, THEREFORE, it is AGREED that the Employment Agreement shall be amended as follows:

1.	The 2007 Employment Agreement as amended currently provides for an employment period ending May 31, 2023. Section 1(a) of the Employment Agreement, first sentence, currently states as follows:

(1)
Term of Employment.  (a) The Company hereby agrees to continue its employment of Executive and Executive hereby agrees to continue his employment as Chairman, President and Chief Executive Officer of the Company for an additional period ending on May 31, 2023, or for such shorter period as may be mutually agreed upon by the Company and Executive (the “Employment Period”), subject to the terms and conditions of this Agreement.”

2.
Pursuant to this Amendment, the term of the 2007 Employment Agreement shall be extended for five (5) additional years to May 31, 2028, or such shorter periods as may be mutually agreed upon by the Company and Executive.  Therefore, pursuant to this Amendment, Section 1 (a) of the Employment Agreement, first sentence as currently stated shall be deleted in its entirety and replaced with the following:

(1)
Term of Employment.  (a) The Company hereby agrees to continue its employment of Executive and Executive hereby agrees to continue his employment as Chairman, President and Chief Executive Officer of the Company for an additional period ending on May 31, 2028, or for such shorter period as may be mutually agreed upon by the Company and Executive (the “Employment Period”), subject to the terms and conditions of this Agreement.”

All defined terms used without definitions shall have the meanings provided in the Employment Agreement.  Except as herein amended, all other terms and conditions of the Employment Agreement shall remain the same and the Employment Agreement as herein amended shall remain in full force and effect.

IN WITNESS WHEREOF, the Employment Agreement is hereby amended effective as of January 20, 2023.

Accepted and Agreed:
AmBase Corporation

/s/ Richard A. Bianco	By:	/s/ John Ferrara
Richard A. Bianco	Name:	John Ferrara
	Title:	Vice President & Chief Financial Officer